Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025 relating to the consolidated financial statements of Tutor Perini Corporation and the effectiveness of the Tutor Perini Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Tutor Perini Corporation for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Los Angeles, California
August 20, 2025